Filed pursuant to Rule 433 of the Securities Act of 1933 Issuer Free Writing Prospectus dated July 12, 2021 Relating to the Preliminary Prospectus dated July 1, 2021 Registration Statement File No. 333-256572 context therapeutics Advancing Medicines For Female Cancers Context Therapeutics Inc.Filed pursuant to Rule 433 of the Securities Act of 1933 Issuer Free Writing Prospectus dated July 12, 2021 Relating to the Preliminary Prospectus dated July 1, 2021 Registration Statement File No. 333-256572 context therapeutics Advancing Medicines For Female Cancers Context Therapeutics Inc.

Forward Looking Statement Except for statements of historical fact, any information contained in These forward-looking statements are subject to a number of risks, this presentation may be a forward-looking statement that reflects uncertainties and assumptions, including those described under the the Company’s current views about future events and are subject to heading “Risk Factors” in documents the Company has filed with the risks, uncertainties, assumptions and changes in circumstances that SEC. These forward-looking statements speak only as of the date of may cause events or the Company’s actual activities or results to this presentation and the Company undertakes no obligation to differ significantly from those expressed in any forward-looking revise or update any forward-looking statements to reflect events or statement. In some cases, you can identify forward-looking circumstances after the date hereof. statements by terminology such as “may”, “will”, “should”, “plan”, “predict”, “expect,” “estimate,” “anticipate,” “intend,” “goal,” “strategy,” Certain information contained in this presentation may be derived “believe,” “could”, “would”, “potential”, “project”, “continue” and from information provided by industry sources. The Company similar expressions and variations thereof. believes such information is accurate and that the sources from which it has been obtained are reliable. However, the Company Forward-looking statements may include statements regarding the cannot guarantee the accuracy of, and has not independently Company’s business strategy, cash flows and funding status, verified, such information. potential growth opportunities, clinical development activities, the timing and results of preclinical research, clinical trials and potential Trademarks: The trademarks included herein are the property of the regulatory approval and commercialization of product candidates. owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements. 2 Nasdaq: CNTXForward Looking Statement Except for statements of historical fact, any information contained in These forward-looking statements are subject to a number of risks, this presentation may be a forward-looking statement that reflects uncertainties and assumptions, including those described under the the Company’s current views about future events and are subject to heading “Risk Factors” in documents the Company has filed with the risks, uncertainties, assumptions and changes in circumstances that SEC. These forward-looking statements speak only as of the date of may cause events or the Company’s actual activities or results to this presentation and the Company undertakes no obligation to differ significantly from those expressed in any forward-looking revise or update any forward-looking statements to reflect events or statement. In some cases, you can identify forward-looking circumstances after the date hereof. statements by terminology such as “may”, “will”, “should”, “plan”, “predict”, “expect,” “estimate,” “anticipate,” “intend,” “goal,” “strategy,” Certain information contained in this presentation may be derived “believe,” “could”, “would”, “potential”, “project”, “continue” and from information provided by industry sources. The Company similar expressions and variations thereof. believes such information is accurate and that the sources from which it has been obtained are reliable. However, the Company Forward-looking statements may include statements regarding the cannot guarantee the accuracy of, and has not independently Company’s business strategy, cash flows and funding status, verified, such information. potential growth opportunities, clinical development activities, the timing and results of preclinical research, clinical trials and potential Trademarks: The trademarks included herein are the property of the regulatory approval and commercialization of product candidates. owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements. 2 Nasdaq: CNTX

Free Writing Prospectus This Presentation is not an offer to sell, and is not seeking an This presentation shall not constitute an offer to sell or the offer to buy, any securities of Context Therapeutics Inc. (the solicitation of an offer to buy these securities, nor shall there be Company , or we, us, or our ). The Company's securities any sale of these securities in any state or jurisdiction in which may only be sold pursuant to an effective registration statement such offer, solicitation or sale would be unlawful prior to filed with the Securities and Exchange Commission (the “SEC”). registration or qualification under the securities laws of any such state or jurisdiction. The Company has filed with the SEC a registration statement (File No. 333-256572) including a preliminary prospectus for the Copies of the preliminary prospectus may be obtained for free offering to which this presentation relates, but such registration by visiting EDGAR on the SEC web site at www.sec.gov or by statement has not been declared effective. contacting ThinkEquity, a Division of Fordham Financial Mgmt., Inc., 17 State Street, 22nd Floor, New York, NY 10004, by Before you invest, you should read the preliminary prospectus telephone at (877) 436-3673 or by email at prospectus@think- in that registration statement, including the “Risk Factors” set equity.com. forth therein, and the documents filed as exhibits to the registration statement for more complete information about the Company and the offering. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. 3 Nasdaq: CNTXFree Writing Prospectus This Presentation is not an offer to sell, and is not seeking an This presentation shall not constitute an offer to sell or the offer to buy, any securities of Context Therapeutics Inc. (the solicitation of an offer to buy these securities, nor shall there be Company , or we, us, or our ). The Company's securities any sale of these securities in any state or jurisdiction in which may only be sold pursuant to an effective registration statement such offer, solicitation or sale would be unlawful prior to filed with the Securities and Exchange Commission (the “SEC”). registration or qualification under the securities laws of any such state or jurisdiction. The Company has filed with the SEC a registration statement (File No. 333-256572) including a preliminary prospectus for the Copies of the preliminary prospectus may be obtained for free offering to which this presentation relates, but such registration by visiting EDGAR on the SEC web site at www.sec.gov or by statement has not been declared effective. contacting ThinkEquity, a Division of Fordham Financial Mgmt., Inc., 17 State Street, 22nd Floor, New York, NY 10004, by Before you invest, you should read the preliminary prospectus telephone at (877) 436-3673 or by email at prospectus@think- in that registration statement, including the “Risk Factors” set equity.com. forth therein, and the documents filed as exhibits to the registration statement for more complete information about the Company and the offering. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. 3 Nasdaq: CNTX

Offering Summary Issuer Context Therapeutics Inc. Listing CNTX (NASDAQ Capital Markets) (1) Proposed Aggregate Offering $19,500,000 Price Range $12.00-$14.00 per share Shares Offered 1,500,000 Pre-IPO Common Shares Outstanding 5,376,716 (2) as converted Advancing clinical development of ONA -XR, our lead PR antagonist for PR+ solid tumors, Use of Proceeds preclinical advancement of Claudin 6 bispecific, R&D working capital, general corporate Sole Book-Runner ThinkEquity, a division of Fordham Financial Management, Inc. (1) Anticipated gross proceeds are assuming a $13.00 initial public offering price, which is the midpoint of the price range included on the cover page of the preliminary prospectus and the sale of 1,500,000 shares of common stock. (2) Common stock share total is as of July 1, 2021, after giving pro forma effect to the conversion of all outstanding shares of preferred stock and the conversion of certain warrants immediately prior to the completion of the initial public offering. 4 Context Therapeutics - Corporate PresentationOffering Summary Issuer Context Therapeutics Inc. Listing CNTX (NASDAQ Capital Markets) (1) Proposed Aggregate Offering $19,500,000 Price Range $12.00-$14.00 per share Shares Offered 1,500,000 Pre-IPO Common Shares Outstanding 5,376,716 (2) as converted Advancing clinical development of ONA -XR, our lead PR antagonist for PR+ solid tumors, Use of Proceeds preclinical advancement of Claudin 6 bispecific, R&D working capital, general corporate Sole Book-Runner ThinkEquity, a division of Fordham Financial Management, Inc. (1) Anticipated gross proceeds are assuming a $13.00 initial public offering price, which is the midpoint of the price range included on the cover page of the preliminary prospectus and the sale of 1,500,000 shares of common stock. (2) Common stock share total is as of July 1, 2021, after giving pro forma effect to the conversion of all outstanding shares of preferred stock and the conversion of certain warrants immediately prior to the completion of the initial public offering. 4 Context Therapeutics - Corporate Presentation

Executive Summary • Clinical-stage women’s oncology company headquartered in Philadelphia, PA • Lead program is in Phase 2 development for female hormone-dependent cancers • Up to 70% of breast, ovarian, and endometrial cancers are hormone-dependent • Management and advisors have been associated with the development of several ® ® FDA approved products (Kisqali , Arimidex ) for female, hormone-dependent cancers Women’s Oncology Large Market Experienced Lead Program in Company With Significant Team Phase 2 Unmet Need Development 5 Nasdaq: CNTXExecutive Summary • Clinical-stage women’s oncology company headquartered in Philadelphia, PA • Lead program is in Phase 2 development for female hormone-dependent cancers • Up to 70% of breast, ovarian, and endometrial cancers are hormone-dependent • Management and advisors have been associated with the development of several ® ® FDA approved products (Kisqali , Arimidex ) for female, hormone-dependent cancers Women’s Oncology Large Market Experienced Lead Program in Company With Significant Team Phase 2 Unmet Need Development 5 Nasdaq: CNTX

Executive Summary Lead Product ONA-XR Targets Female Hormone-Dependent Cancers Prevalence of Metastatic Female Hormone-Dependent Cancers in EU5, Japan, and US 250,000 35,000 200,000 150,000 104,000 100,000 12,000 11,000 50,000 89,000 30,000 28,000 28,000 25,000 - Breast Cancer Ovarian Cancer Endometrial Cancer US EU5 JP2 *Source: secondary epidemiologic estimates, 2020 estimates 6 Nasdaq: CNTX PatientsExecutive Summary Lead Product ONA-XR Targets Female Hormone-Dependent Cancers Prevalence of Metastatic Female Hormone-Dependent Cancers in EU5, Japan, and US 250,000 35,000 200,000 150,000 104,000 100,000 12,000 11,000 50,000 89,000 30,000 28,000 28,000 25,000 - Breast Cancer Ovarian Cancer Endometrial Cancer US EU5 JP2 *Source: secondary epidemiologic estimates, 2020 estimates 6 Nasdaq: CNTX Patients

Executive Summary Management Board of Directors Richard Berman, JD, MBA Jennifer Evans Stacey, Esq Evan Dick, PhD Martin Lehr Tarek Sahmoud, MD, PhD Independent Director Chairman and Independent Director SVP R&D CEO and Director Chief Medical Officer • SVP, Aclaris Therapeutics • GC, Wistar Institute • Director, Cryoport ($CYRX), BioVie • Independent Director, Praesidia Biologics • President, OncoStrategy LLC ($BIVI) • SVP, Ralexar Therapeutics • GC, Antares Pharmaceuticals • Director, CureDuchenne Ventures • CMO, H3 Biomedicines • Fmr CEO, Easylink • SVP, Ceptaris Therapeutics • GC. Auxilium Pharmaceuticals • Senior Associate, Osage University Partners • SVP, Celgene • SVP, Bankers Trust • SVP, Ception Therapeutics • SVP, Novartis Oncology Philip Kantoff, MD Eileen Kittrick, CPA Alex Levit, Esq Bill Rencher, PhD Linda West Independent Director Controller Chief Legal Officer Head of CMC and Regulatory Independent Director • Chief of Medicine, Memorial Sloan • Controller, Genova Group • Deputy GC, OptiNose • Director, Galera Therapeutics ($GRTX) • President, Drug Development Solutions Kettering Cancer Center LLC • Sr Dir, Siegfried Group • Associate GC, Teva • CFO, multiple DuPont business units • Chair, Clinical Research, Dana Farber • Senior Director, Fulcrum Pharma Dev • Auditor, Lindquist & Joyce • Associate, Reed Smith • General Auditor, DuPont Cancer Center • Director, CONRAD Program • Chair, SAB, Prostate Cancer • Assoc. Director, Schering Plough Foundation 7 Nasdaq: CNTXExecutive Summary Management Board of Directors Richard Berman, JD, MBA Jennifer Evans Stacey, Esq Evan Dick, PhD Martin Lehr Tarek Sahmoud, MD, PhD Independent Director Chairman and Independent Director SVP R&D CEO and Director Chief Medical Officer • SVP, Aclaris Therapeutics • GC, Wistar Institute • Director, Cryoport ($CYRX), BioVie • Independent Director, Praesidia Biologics • President, OncoStrategy LLC ($BIVI) • SVP, Ralexar Therapeutics • GC, Antares Pharmaceuticals • Director, CureDuchenne Ventures • CMO, H3 Biomedicines • Fmr CEO, Easylink • SVP, Ceptaris Therapeutics • GC. Auxilium Pharmaceuticals • Senior Associate, Osage University Partners • SVP, Celgene • SVP, Bankers Trust • SVP, Ception Therapeutics • SVP, Novartis Oncology Philip Kantoff, MD Eileen Kittrick, CPA Alex Levit, Esq Bill Rencher, PhD Linda West Independent Director Controller Chief Legal Officer Head of CMC and Regulatory Independent Director • Chief of Medicine, Memorial Sloan • Controller, Genova Group • Deputy GC, OptiNose • Director, Galera Therapeutics ($GRTX) • President, Drug Development Solutions Kettering Cancer Center LLC • Sr Dir, Siegfried Group • Associate GC, Teva • CFO, multiple DuPont business units • Chair, Clinical Research, Dana Farber • Senior Director, Fulcrum Pharma Dev • Auditor, Lindquist & Joyce • Associate, Reed Smith • General Auditor, DuPont Cancer Center • Director, CONRAD Program • Chair, SAB, Prostate Cancer • Assoc. Director, Schering Plough Foundation 7 Nasdaq: CNTX

Executive Summary How We Will Advance Medicines for Female Cancers Search and Development Model Has Precedence Our Pipeline Preclinical Mid Stage Phase 2 CLDN6xCD3 ONA-XR In-licensing or Acquiring Acquisition from Bispecific Additional Drug Candidates to Build a Arno Therapeutics Research Fully Integrated Company Focused on Collaboration and Female Cancers License Agreement with Integral Molecular Search and Development Operating Model 8 Nasdaq: CNTXExecutive Summary How We Will Advance Medicines for Female Cancers Search and Development Model Has Precedence Our Pipeline Preclinical Mid Stage Phase 2 CLDN6xCD3 ONA-XR In-licensing or Acquiring Acquisition from Bispecific Additional Drug Candidates to Build a Arno Therapeutics Research Fully Integrated Company Focused on Collaboration and Female Cancers License Agreement with Integral Molecular Search and Development Operating Model 8 Nasdaq: CNTX

Executive Summary Pipeline FDA Cancer Clinical Indication Research Phase 1 Phase 2 Phase 3 Upcoming Milestones Fast Track 1 ONA-XR (PR antagonist) • First patient Mid 2021 1L ER+,PR+,HER2- Phase 1b/2 Trial high ctDNA • Proof of concept data 2022 Breast Cancer 2L/3L ER+,PR+,HER2- • First patient Mid 2021 Phase 2 Trial Post-CDK4/6 inhibitor • Proof of concept data 2022 Ovarian Phase 2 Trial Recurrent PR+ Granulosa Cell • Clinical update 1H 2021 Cancer Endometrial Phase 2 Trial Recurrent PR+ Endometrioid • First patient Q2 2021 Cancer CLDN6xCD3 bispecific antibody Ovarian & Endometrial Cancer • IND enabling studies 2022 (1) Tyligand Biosciences Ltd licensed rights to ONA-XR in China, HK, Macau 9 Nasdaq: CNTXExecutive Summary Pipeline FDA Cancer Clinical Indication Research Phase 1 Phase 2 Phase 3 Upcoming Milestones Fast Track 1 ONA-XR (PR antagonist) • First patient Mid 2021 1L ER+,PR+,HER2- Phase 1b/2 Trial high ctDNA • Proof of concept data 2022 Breast Cancer 2L/3L ER+,PR+,HER2- • First patient Mid 2021 Phase 2 Trial Post-CDK4/6 inhibitor • Proof of concept data 2022 Ovarian Phase 2 Trial Recurrent PR+ Granulosa Cell • Clinical update 1H 2021 Cancer Endometrial Phase 2 Trial Recurrent PR+ Endometrioid • First patient Q2 2021 Cancer CLDN6xCD3 bispecific antibody Ovarian & Endometrial Cancer • IND enabling studies 2022 (1) Tyligand Biosciences Ltd licensed rights to ONA-XR in China, HK, Macau 9 Nasdaq: CNTX context t h e r a p e u t i c s ONA-XR Progesterone Receptor Antagonist 10 Nasdaq: CNTXcontext t h e r a p e u t i c s ONA-XR Progesterone Receptor Antagonist 10 Nasdaq: CNTX

ONA-XR ONA-XR: Oral PR Antagonist for ER+,PR+,HER2- Breast Cancer • Up to 70% of breast cancer patients have hormone-dependent disease referred to as ER+,PR+,HER2- • For these patients, estrogen deprivation (via anti-estrogen) therapy is the core treatment modality • Anti-estrogen resistance leads to poor treatment response in later treatment lines • Unmet need for a new therapy that can overcome anti-estrogen resistance ONA-XR may decrease mammographic ONA-XR may ONA-XR may enhance activity of antiestrogens density and enhance activity of decrease risk of and reduce the need for chemotherapy antiestrogens developing breast cancer 11 Nasdaq: CNTXONA-XR ONA-XR: Oral PR Antagonist for ER+,PR+,HER2- Breast Cancer • Up to 70% of breast cancer patients have hormone-dependent disease referred to as ER+,PR+,HER2- • For these patients, estrogen deprivation (via anti-estrogen) therapy is the core treatment modality • Anti-estrogen resistance leads to poor treatment response in later treatment lines • Unmet need for a new therapy that can overcome anti-estrogen resistance ONA-XR may decrease mammographic ONA-XR may ONA-XR may enhance activity of antiestrogens density and enhance activity of decrease risk of and reduce the need for chemotherapy antiestrogens developing breast cancer 11 Nasdaq: CNTX

ONA-XR Vast Market Opportunity for ONA-XR in Hormone-Driven Breast Cancer $14.4 Billion $1.4 Billion $0.8 Billion CDK4/6 Inhibitors PI3K Inhibitors mTOR Inhibitors Highest projected or historical annual peak sales for currently marketed products in breast cancer; includes 12 Nasdaq: CNTX historical years for drug classes with generic competition; based on data from EvaluatePharma as of July 2020ONA-XR Vast Market Opportunity for ONA-XR in Hormone-Driven Breast Cancer $14.4 Billion $1.4 Billion $0.8 Billion CDK4/6 Inhibitors PI3K Inhibitors mTOR Inhibitors Highest projected or historical annual peak sales for currently marketed products in breast cancer; includes 12 Nasdaq: CNTX historical years for drug classes with generic competition; based on data from EvaluatePharma as of July 2020

ONA-XR ONA-XR Works by Blocking PR Activation of Cancer Signaling Pathways Hormone-Dependent Hormone-Independent Activation Activation Estrogen Progesterone Growth Factors How Onapristone Works (FGF, EGF) • Onapristone prevents progesterone receptor (PR) PI3K Ras ER dimerization and nuclear PR translocation Mek Akt Cyclin D1 Ser294 • Onapristone is the only PR Mek ESR1 PR P antagonist to block both CDK4/6 progesterone and growth- Erk factor mediated activation of PR PRE NUCLEUS Progesterone Response Element (gene) 13 Nasdaq: CNTXONA-XR ONA-XR Works by Blocking PR Activation of Cancer Signaling Pathways Hormone-Dependent Hormone-Independent Activation Activation Estrogen Progesterone Growth Factors How Onapristone Works (FGF, EGF) • Onapristone prevents progesterone receptor (PR) PI3K Ras ER dimerization and nuclear PR translocation Mek Akt Cyclin D1 Ser294 • Onapristone is the only PR Mek ESR1 PR P antagonist to block both CDK4/6 progesterone and growth- Erk factor mediated activation of PR PRE NUCLEUS Progesterone Response Element (gene) 13 Nasdaq: CNTX

Rationale for ONA-XR ONA-XR is a Full PR Antagonist Full Antagonist MIFEPRISTONE ULIPRISTAL ACETATE ORIC-101 ONA-XR TM TM (Korlym ) (Esmya ) (Oric Pharmaceuticals) PR Classification Full Antagonist Partial Antagonist Partial Antagonist Partial Antagonist Configuration 3-Dimensional Flat Flat Flat C-13 C-13 C-13 Chemical Structure Selectivity PR / AR 32 4 5 n.d. PR / GR 47 2 2 0.3 abdominal pain, uterine headache, nausea, feeling Side Effects Fatigue cramping, nausea, cortisolemia, nausea tired, and abdominal pain vomiting, and diarrhea Response Rate 56% 10% n.a. n.a. 1L mBCa 14 Nasdaq: CNTXRationale for ONA-XR ONA-XR is a Full PR Antagonist Full Antagonist MIFEPRISTONE ULIPRISTAL ACETATE ORIC-101 ONA-XR TM TM (Korlym ) (Esmya ) (Oric Pharmaceuticals) PR Classification Full Antagonist Partial Antagonist Partial Antagonist Partial Antagonist Configuration 3-Dimensional Flat Flat Flat C-13 C-13 C-13 Chemical Structure Selectivity PR / AR 32 4 5 n.d. PR / GR 47 2 2 0.3 abdominal pain, uterine headache, nausea, feeling Side Effects Fatigue cramping, nausea, cortisolemia, nausea tired, and abdominal pain vomiting, and diarrhea Response Rate 56% 10% n.a. n.a. 1L mBCa 14 Nasdaq: CNTX

ONA-XR Clinical Activity Supported by Prior Studies with Immediate Release (IR) Formulation Antiprogestin Clinical Indication Response Positives Limitations 2 Onapristone 56% ORR 1L (first line) Immediate Release 67% CBR Breast Cancer Signs of transient liver 1 (ONA-IR) Monotherapy activity enzyme elevations 17.5-month DoR Locally Advanced or Metastatic 14-month PFS 100mg QD Onapristone Lack of selection for 2L (second line) Immediate Release 3 10% ORR PR+ patients may (ONA-IR) Breast Cancer Monotherapy activity underrepresent true 48% CBR Metastatic clinical effect 100mg QD (1) ONA-IR is not FDA approved and no longer in clinical development (2) Robertson 1999 15 Nasdaq: CNTX (3) Jonat 2002ONA-XR Clinical Activity Supported by Prior Studies with Immediate Release (IR) Formulation Antiprogestin Clinical Indication Response Positives Limitations 2 Onapristone 56% ORR 1L (first line) Immediate Release 67% CBR Breast Cancer Signs of transient liver 1 (ONA-IR) Monotherapy activity enzyme elevations 17.5-month DoR Locally Advanced or Metastatic 14-month PFS 100mg QD Onapristone Lack of selection for 2L (second line) Immediate Release 3 10% ORR PR+ patients may (ONA-IR) Breast Cancer Monotherapy activity underrepresent true 48% CBR Metastatic clinical effect 100mg QD (1) ONA-IR is not FDA approved and no longer in clinical development (2) Robertson 1999 15 Nasdaq: CNTX (3) Jonat 2002

ONA-XR Our Strategy to Improve Clinical Outcomes from ONA-IR Studies Extended-Release Incorporate New Utilize PR Biomarker Formulation (ONA-XR) Diagnostic Technologies for patient selection to improve safety to predict response for use in future trials 16 Nasdaq: CNTXONA-XR Our Strategy to Improve Clinical Outcomes from ONA-IR Studies Extended-Release Incorporate New Utilize PR Biomarker Formulation (ONA-XR) Diagnostic Technologies for patient selection to improve safety to predict response for use in future trials 16 Nasdaq: CNTX

ONA-XR Clinical Development Plan in Breast Cancer Estimated Treatment Market Size Standard of Care Line (US)* (SOC) Unmet Need Context Trial Trial Status Enrollment Enhance Antiestrogen Adjuvant Completed; Window of (after Primary >>250,000 Antiestrogen potency; decrease 1 Opportunity Data Anticipated Disease) progression to TNBC Q4 2021 Identify and treat 20% 1L First-Line Antiestrogen + of patients who are at 75,000 ER+,PR+,HER2- Study Open Metastatic CDK4/6i high risk of early high 2 (ctDNA ) relapse Second / Fulvestrant or 2L/3L Weak tumor response Third Line 35,000 Fulvestrant + ER+,PR+,HER2- Study Open to current SOC 3 Metastatic PI3Ka (post-CDK4/6i) Our Trials are Each Designed to Address a Specific Clinical Unmet Need (1) NCT04142892; (2) NCT04872608; (3) NCT04738292 17 Nasdaq: CNTX *Source: secondary epidemiologic estimates, 2020 estimatesONA-XR Clinical Development Plan in Breast Cancer Estimated Treatment Market Size Standard of Care Line (US)* (SOC) Unmet Need Context Trial Trial Status Enrollment Enhance Antiestrogen Adjuvant Completed; Window of (after Primary >>250,000 Antiestrogen potency; decrease 1 Opportunity Data Anticipated Disease) progression to TNBC Q4 2021 Identify and treat 20% 1L First-Line Antiestrogen + of patients who are at 75,000 ER+,PR+,HER2- Study Open Metastatic CDK4/6i high risk of early high 2 (ctDNA ) relapse Second / Fulvestrant or 2L/3L Weak tumor response Third Line 35,000 Fulvestrant + ER+,PR+,HER2- Study Open to current SOC 3 Metastatic PI3Ka (post-CDK4/6i) Our Trials are Each Designed to Address a Specific Clinical Unmet Need (1) NCT04142892; (2) NCT04872608; (3) NCT04738292 17 Nasdaq: CNTX *Source: secondary epidemiologic estimates, 2020 estimates

ONA-XR Additional Clinical Opportunity in Gynecologic Cancers Estimated Market Size Standard of Care Cancer (US)* (SOC) Unmet Need Context Trial Trial Status Combination with Recurrent Lenvima + Limited treatment 25,000 Anastrozole in Study Open Endometrial Keytruda options after recurrence 1 PR+ patients Monotherapy Recurrent No FDA approved Combination with Phase Complete; Granulosa Physician’s 5,000 products in recurrent Anastrozole in Cell Tumor Choice Combination 2 setting PR+ patients of Ovary Study Open Progesterone Receptor is an Emerging Target in Gynecologic Cancers (1) NCT04719273; (2) NCT03909152 18 Nasdaq: CNTX *Source: secondary epidemiologic estimates, 2020 estimatesONA-XR Additional Clinical Opportunity in Gynecologic Cancers Estimated Market Size Standard of Care Cancer (US)* (SOC) Unmet Need Context Trial Trial Status Combination with Recurrent Lenvima + Limited treatment 25,000 Anastrozole in Study Open Endometrial Keytruda options after recurrence 1 PR+ patients Monotherapy Recurrent No FDA approved Combination with Phase Complete; Granulosa Physician’s 5,000 products in recurrent Anastrozole in Cell Tumor Choice Combination 2 setting PR+ patients of Ovary Study Open Progesterone Receptor is an Emerging Target in Gynecologic Cancers (1) NCT04719273; (2) NCT03909152 18 Nasdaq: CNTX *Source: secondary epidemiologic estimates, 2020 estimates

ONA-XR Summary ONA-XR • ONA-XR is an oral, full progesterone receptor (PR) antagonist • PR is a validated clinical target in breast cancer, emerging target in gynecologic cancers • IP protection through 2034, assuming no additional patent filings Large Market Opportunity • Hormone driven cancer (breast, ovarian, endometrial) are large and growing markets • Unmet need to address resistance to antiestrogens and new products Near-Term Value Creation • Multiple Phase 2 studies across PR+ breast, ovarian, and endometrial cancers • Utilization of novel diagnostic technologies provides early readout of clinical activity 19 Nasdaq: CNTXONA-XR Summary ONA-XR • ONA-XR is an oral, full progesterone receptor (PR) antagonist • PR is a validated clinical target in breast cancer, emerging target in gynecologic cancers • IP protection through 2034, assuming no additional patent filings Large Market Opportunity • Hormone driven cancer (breast, ovarian, endometrial) are large and growing markets • Unmet need to address resistance to antiestrogens and new products Near-Term Value Creation • Multiple Phase 2 studies across PR+ breast, ovarian, and endometrial cancers • Utilization of novel diagnostic technologies provides early readout of clinical activity 19 Nasdaq: CNTX context t h e r a p e u t i c s Claudin 6 Program 20 Nasdaq: CNTXcontext t h e r a p e u t i c s Claudin 6 Program 20 Nasdaq: CNTX

Claudin 6 CLDN6 x CD3 Bispecific Antibody Designed to Recruit Cytotoxic T-cells to Claudin 6-expressing Tumors • Unique Drug Target Tumor cell T cell Lysis Claudin 6 (CLDN6) is an oncofetal membrane protein target expressed in multiple hormone-dependent cancers and absent from healthy adult tissues CLDN6 CD3 Cytotoxic • Target Cross-Reactivity is Major Challenge cytokines CLDN6 is structurally similar to CLDN9, which is required for normal hearing and maintaining the gut epithelial 1,2 barrier • Overcomes Cross-Reactivity Challenge Several global pharmaceutical companies are developing anti-CLDN6 antibodies, but due to close structural homologies with other claudins, especially CLDN6 x CD3 CLDN9, to our knowledge there are no highly selective bispecific antibody inhibitors of CLDN6 in clinical development 1 Sineni, Hum Genet, 2019 21 Nasdaq: CNTX 2 Vecchio, PNAS, 2019Claudin 6 CLDN6 x CD3 Bispecific Antibody Designed to Recruit Cytotoxic T-cells to Claudin 6-expressing Tumors • Unique Drug Target Tumor cell T cell Lysis Claudin 6 (CLDN6) is an oncofetal membrane protein target expressed in multiple hormone-dependent cancers and absent from healthy adult tissues CLDN6 CD3 Cytotoxic • Target Cross-Reactivity is Major Challenge cytokines CLDN6 is structurally similar to CLDN9, which is required for normal hearing and maintaining the gut epithelial 1,2 barrier • Overcomes Cross-Reactivity Challenge Several global pharmaceutical companies are developing anti-CLDN6 antibodies, but due to close structural homologies with other claudins, especially CLDN6 x CD3 CLDN9, to our knowledge there are no highly selective bispecific antibody inhibitors of CLDN6 in clinical development 1 Sineni, Hum Genet, 2019 21 Nasdaq: CNTX 2 Vecchio, PNAS, 2019

Claudin 6 Competitive Landscape Competition differentiated by stage, drug format, and Claudin 6 selectivity Context BioNTech Abbvie BNT211 Program Confidential SC-004 BNT142 CLDN6xCD3 CLDN6 CAR-T, CLDN6/9 Antibody Format Bispecific CLDN6xCD3 (bi(sFc)) ADC Phase 1, Stage Preclinical Phase 2 Phase 1 i ii Status Active Active Deprioritized Selectivity >100x 7x 1x CLDN6:9 The Company has performed head-to-head in vitro studies comparing CLDN6 monoclonal antibodies. These antibodies were derived from publicly available reports published independent of the Company and may differ in material ways from the actual antibody that is in development. (i) BNT211: NCT04503278; BNT142 Ph 1 initiation 2H 2021 (ref: BioNTech Corp Presentation June 1, 2021) 22 Nasdaq: CNTX (ii) Hamilton, Cancer Research, 2020Claudin 6 Competitive Landscape Competition differentiated by stage, drug format, and Claudin 6 selectivity Context BioNTech Abbvie BNT211 Program Confidential SC-004 BNT142 CLDN6xCD3 CLDN6 CAR-T, CLDN6/9 Antibody Format Bispecific CLDN6xCD3 (bi(sFc)) ADC Phase 1, Stage Preclinical Phase 2 Phase 1 i ii Status Active Active Deprioritized Selectivity >100x 7x 1x CLDN6:9 The Company has performed head-to-head in vitro studies comparing CLDN6 monoclonal antibodies. These antibodies were derived from publicly available reports published independent of the Company and may differ in material ways from the actual antibody that is in development. (i) BNT211: NCT04503278; BNT142 Ph 1 initiation 2H 2021 (ref: BioNTech Corp Presentation June 1, 2021) 22 Nasdaq: CNTX (ii) Hamilton, Cancer Research, 2020

Claudin 6 Summary Precision Medicines Meets Immunotherapy Claudin 6 is Enriched in Multiple Cancers st nd Opportunity to be 1 /2 in Market Based on Current Competition Entering IND Enabling Studies in 2022 23 Nasdaq: CNTXClaudin 6 Summary Precision Medicines Meets Immunotherapy Claudin 6 is Enriched in Multiple Cancers st nd Opportunity to be 1 /2 in Market Based on Current Competition Entering IND Enabling Studies in 2022 23 Nasdaq: CNTX

context t h e r a p e u t i c s Corporate 24 Nasdaq: CNTXcontext t h e r a p e u t i c s Corporate 24 Nasdaq: CNTX

Corporate 1 Anticipated Use of Proceeds: ~$15.9 million Capital Activity Description 2 Allocation ONA-XR development, including our three ongoing Phase 2 trials, our Clinical Development ~$7.4 million ongoing Phase 1b/2 trial and our two ongoing Phase 0 trials Preclinical Development CLDN6xCD3 bsAb development ~$3.5 million General Corporate and Corporate expenses ~$5.0 million Working Capital 1 Anticipated net proceeds are assuming a $13.00 initial public offering price, which is the midpoint of the price range included on the cover page of the preliminary prospectus and the sale of 1,500,000 shares of common stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. 2 Our expected use of proceeds represents our intentions based upon our current plans and business conditions. However, we cannot predict with certainty all of the particular uses for the net proceeds or the amounts that we will actually spend on the uses set forth above. 25 Context Therapeutics - Corporate PresentationCorporate 1 Anticipated Use of Proceeds: ~$15.9 million Capital Activity Description 2 Allocation ONA-XR development, including our three ongoing Phase 2 trials, our Clinical Development ~$7.4 million ongoing Phase 1b/2 trial and our two ongoing Phase 0 trials Preclinical Development CLDN6xCD3 bsAb development ~$3.5 million General Corporate and Corporate expenses ~$5.0 million Working Capital 1 Anticipated net proceeds are assuming a $13.00 initial public offering price, which is the midpoint of the price range included on the cover page of the preliminary prospectus and the sale of 1,500,000 shares of common stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. 2 Our expected use of proceeds represents our intentions based upon our current plans and business conditions. However, we cannot predict with certainty all of the particular uses for the net proceeds or the amounts that we will actually spend on the uses set forth above. 25 Context Therapeutics - Corporate Presentation

Cap Table Valuation Valuation drivers are blended values from the Capitalization following: (1) Common Stock 5,376,716 ONA-XR Multiple Phase 2 trial readouts (2) 436,437 Options Claudin 6 Precision medicine meets immunotherapy 5,813,153 Fully Diluted Common Search and Development Opportunistic pipeline expansion Experienced Team Multiple FDA approvals in female cancers (1) Common stock share total is as of July 1, 2021, after giving pro forma effect to the conversion of all outstanding shares of preferred stock and the conversion of certain warrants immediately prior to the completion of the initial public offering. (2) Shares of common stock subject to options is as of July 1, 2021. The weighted average exercise price of such options is $2.69 per share. 26 Context Therapeutics - Corporate PresentationCap Table Valuation Valuation drivers are blended values from the Capitalization following: (1) Common Stock 5,376,716 ONA-XR Multiple Phase 2 trial readouts (2) 436,437 Options Claudin 6 Precision medicine meets immunotherapy 5,813,153 Fully Diluted Common Search and Development Opportunistic pipeline expansion Experienced Team Multiple FDA approvals in female cancers (1) Common stock share total is as of July 1, 2021, after giving pro forma effect to the conversion of all outstanding shares of preferred stock and the conversion of certain warrants immediately prior to the completion of the initial public offering. (2) Shares of common stock subject to options is as of July 1, 2021. The weighted average exercise price of such options is $2.69 per share. 26 Context Therapeutics - Corporate Presentation

Corporate Partnerships Worldwide Exclusive License to CMC Partnership and Out-licensing of Rights CDLN6 Antibody in Bispecific Format to ONA-XR in Greater China • Integral Molecular to design and optimize CLDN6 x • Tyligand to design and optimize a novel onapristone CD3 bispecific antibody manufacturing process • Context to fund all development and commercial • Tyligand receives license to ONA-XR in Greater China activities • Integral received upfront payment and is eligible to receive future milestones and royalties Value-Creating Partnerships Mutually Beneficial Expands Pipeline Capital Efficient Economics 27 Nasdaq: CNTXCorporate Partnerships Worldwide Exclusive License to CMC Partnership and Out-licensing of Rights CDLN6 Antibody in Bispecific Format to ONA-XR in Greater China • Integral Molecular to design and optimize CLDN6 x • Tyligand to design and optimize a novel onapristone CD3 bispecific antibody manufacturing process • Context to fund all development and commercial • Tyligand receives license to ONA-XR in Greater China activities • Integral received upfront payment and is eligible to receive future milestones and royalties Value-Creating Partnerships Mutually Beneficial Expands Pipeline Capital Efficient Economics 27 Nasdaq: CNTX

Corporate Investment Highlights Large Unmet Need Female Cancers High Value Targets Progesterone Receptor and Claudin 6 Lead Product Candidate ONA-XR Being Evaluated in Multiple Phase 2 Trials Strong Team Deep Domain Experience, Track Record of Success Near-Term Milestones Multiple Data Readouts in 2022 28 Nasdaq: CNTXCorporate Investment Highlights Large Unmet Need Female Cancers High Value Targets Progesterone Receptor and Claudin 6 Lead Product Candidate ONA-XR Being Evaluated in Multiple Phase 2 Trials Strong Team Deep Domain Experience, Track Record of Success Near-Term Milestones Multiple Data Readouts in 2022 28 Nasdaq: CNTX

Advancing Medicines context for Female Cancers t h e r a p e u t i c s context Nasdaq: CNTX 29 © CONTEXT THERAPEUTICS 2021Advancing Medicines context for Female Cancers t h e r a p e u t i c s context Nasdaq: CNTX 29 © CONTEXT THERAPEUTICS 2021 context t h e r a p e u t i c s Appendix 30 Nasdaq: CNTXcontext t h e r a p e u t i c s Appendix 30 Nasdaq: CNTX

Appendix Abbreviations AR Androgen Receptor ctDNA Circulating tumor DNA ER Estrogen receptor ESR1 Estrogen receptor 1 gene Ful Fulvestrant GR Glucocorticoid Receptor MAPK Mitogen activated protein kinase mBCa Metastatic breast cancer ONA-IR Onapristone immediate release ONA-XR Onapristone extended release ORR Overall response rate PFS Progression free survival PR Progesterone receptor PR+ Progesterone receptor positive SERD Selective estrogen receptor degrader SoC Standard of Care WT Wild type 31 Nasdaq: CNTXAppendix Abbreviations AR Androgen Receptor ctDNA Circulating tumor DNA ER Estrogen receptor ESR1 Estrogen receptor 1 gene Ful Fulvestrant GR Glucocorticoid Receptor MAPK Mitogen activated protein kinase mBCa Metastatic breast cancer ONA-IR Onapristone immediate release ONA-XR Onapristone extended release ORR Overall response rate PFS Progression free survival PR Progesterone receptor PR+ Progesterone receptor positive SERD Selective estrogen receptor degrader SoC Standard of Care WT Wild type 31 Nasdaq: CNTX

Role of Progesterone in Cancer Epidemiologic Evidence: Progesterone Increases Breast Cancer Risk Progesterone promotes oncogenic progression and maintenance of stem cells, creating a reservoir of pre-malignant cells to seed metastasis. Initial evidence for this tumorigenic role is derived from longitudinal studies of the use of hormone replacement therapy in menopausal women. These studies determined that estrogen was correlated with a 23% decrease in cancer risk, whereas progesterone was correlated with a 25% increase in cancer risk (Horwitz 2008, Anderson 2012). The conclusion of this finding is that blocking progesterone function via anti-progestin therapy may be beneficial in cancer patients. 32 Nasdaq: CNTXRole of Progesterone in Cancer Epidemiologic Evidence: Progesterone Increases Breast Cancer Risk Progesterone promotes oncogenic progression and maintenance of stem cells, creating a reservoir of pre-malignant cells to seed metastasis. Initial evidence for this tumorigenic role is derived from longitudinal studies of the use of hormone replacement therapy in menopausal women. These studies determined that estrogen was correlated with a 23% decrease in cancer risk, whereas progesterone was correlated with a 25% increase in cancer risk (Horwitz 2008, Anderson 2012). The conclusion of this finding is that blocking progesterone function via anti-progestin therapy may be beneficial in cancer patients. 32 Nasdaq: CNTX

Role of Progesterone in Cancer Target Validation: In Vivo Models 80% 450 14 75% 400 12 350 10 MPA 300 8 Control 250 6 200 4 150 100 2 50 0 Number of Mice With Tumors Proliferative Index of Tumors 0 (n=20 per arm) (Mean BrdU as %) 0 10 20 30 Days WT PR KO Progesterone Receptor Knockout (PR KO) Inhibits Tumors Progesterone Stimulates Tumors Carcinogen treated, 7,12 dimethylbenz(a)anthracene (DMBA), pituitary- Progestin-induced mammary carcinomas were subcutaneously transplanted into isografted mice, there was a marked reduction in mammary tumor incidence the flank of female BALB/c mice treated or non-treated with synthetic at week 44 in PRKO mice as compared with isogenic wild types (WT). progesterone - medroxyprogesterone acetate (MPA). (Adapted from Lydon) (Adapted from Lanari) Progesterone Receptor Regulates Tumor Growth : Lydon, Cancer Research, 1999 33 Nasdaq: CNTX Lanari, Endocrine-Related Cancer, 2009 Tumor Volume (mm3)Role of Progesterone in Cancer Target Validation: In Vivo Models 80% 450 14 75% 400 12 350 10 MPA 300 8 Control 250 6 200 4 150 100 2 50 0 Number of Mice With Tumors Proliferative Index of Tumors 0 (n=20 per arm) (Mean BrdU as %) 0 10 20 30 Days WT PR KO Progesterone Receptor Knockout (PR KO) Inhibits Tumors Progesterone Stimulates Tumors Carcinogen treated, 7,12 dimethylbenz(a)anthracene (DMBA), pituitary- Progestin-induced mammary carcinomas were subcutaneously transplanted into isografted mice, there was a marked reduction in mammary tumor incidence the flank of female BALB/c mice treated or non-treated with synthetic at week 44 in PRKO mice as compared with isogenic wild types (WT). progesterone - medroxyprogesterone acetate (MPA). (Adapted from Lydon) (Adapted from Lanari) Progesterone Receptor Regulates Tumor Growth : Lydon, Cancer Research, 1999 33 Nasdaq: CNTX Lanari, Endocrine-Related Cancer, 2009 Tumor Volume (mm3)

Rationale for ONA-XR ONA-XR Active in Hard-to-Treat ESR1 Mutations 1,2 • 20-35% of ER+,PR+,HER2- metastatic breast tumors are ESR1 mutated (hyperactive estrogen receptor) 1,2 • Estrogen receptor mutations are associated with resistance to anti-estrogen + CDK4/6i therapy 3 • ESR1 mutations stimulate PR expression and induce PR activity ESR1 Mutants Synergy in ESR1 Mutant Model Mechanisms of Resistance ESR1 Mutations Stimulate PR Require PR for Growth ** **** 16 60 shGFP shPR 12 40 8 20 **** 4 ** Veh Ful Ona Ona + Ful 0 WT ER ER Y537S Patient-derived ER+,PR+ / ESR1mutant hom MCF7 WT and MCF7 ESR1:Y537S were organoids (WHIM20), stimulated with T47D cells stably transduced with ESR WT stimulated with estradiol and treated with estradiol (E2) and treated with onapristone and point mutants and were grown in CSS vehicle (shGFP) or treatment (shPR) for 5 (100nM), fulvestrant (100nm), or both for 5 medium for 8 days, followed by western blot days days 1 ESR1 Mut: Bartels, Mod Path, 2018; Lopez-Knowles, BJC, 2018 2 MAPK: Razavi, Cancer Cell, 2018; de Leeuw, Clin Cancer Res, 2018 34 Nasdaq: CNTX 3 PR Activity: Lopez-Knowles, BJC, 2018; Li, Cell Reports, 2013 Avg number mammospheres Number of OrganoidsRationale for ONA-XR ONA-XR Active in Hard-to-Treat ESR1 Mutations 1,2 • 20-35% of ER+,PR+,HER2- metastatic breast tumors are ESR1 mutated (hyperactive estrogen receptor) 1,2 • Estrogen receptor mutations are associated with resistance to anti-estrogen + CDK4/6i therapy 3 • ESR1 mutations stimulate PR expression and induce PR activity ESR1 Mutants Synergy in ESR1 Mutant Model Mechanisms of Resistance ESR1 Mutations Stimulate PR Require PR for Growth ** **** 16 60 shGFP shPR 12 40 8 20 **** 4 ** Veh Ful Ona Ona + Ful 0 WT ER ER Y537S Patient-derived ER+,PR+ / ESR1mutant hom MCF7 WT and MCF7 ESR1:Y537S were organoids (WHIM20), stimulated with T47D cells stably transduced with ESR WT stimulated with estradiol and treated with estradiol (E2) and treated with onapristone and point mutants and were grown in CSS vehicle (shGFP) or treatment (shPR) for 5 (100nM), fulvestrant (100nm), or both for 5 medium for 8 days, followed by western blot days days 1 ESR1 Mut: Bartels, Mod Path, 2018; Lopez-Knowles, BJC, 2018 2 MAPK: Razavi, Cancer Cell, 2018; de Leeuw, Clin Cancer Res, 2018 34 Nasdaq: CNTX 3 PR Activity: Lopez-Knowles, BJC, 2018; Li, Cell Reports, 2013 Avg number mammospheres Number of Organoids

Rationale for ONA-XR Onapristone Clinical Experience Prior Treatments Antiprogestin Stage Patients (n) Clinical Indication Biomarker Data Reference Median (Range) 56% ORR, 17.5-month DoR Onapristone IR Robertson Breast Cancer Phase 2 19 Hormone naïve 67% CBR Locally Advanced or Metastatic (100mg QD) 1999 14.0 month PFS 10% ORR Onapristone IR Breast Cancer Phase 2 101 1 (1-2) 48% CBR Jonat 2002 Metastatic (100mg QD) 4.0 month PFS Onapristone XR *57% DCR Granulosa Cell Tumor of Ovary Phase 2 14 4 (2-17) PR+ Ongoing Metastatic (50mg BID) *21% 6-month PFS ONA-XR (10-50 mg) Onapristone IR 2.8 month PFS Castrate Resistant Prostate Cancer (10 - 50mg BID) Phase 1b/2 36 2 (1-4) PR+ Jayaram 2017 Active progression on Abiraterone ±Abiraterone ONA-XR (50 mg) + Abiraterone 4.4 month PFS Onapristone XR 25% DCR Breast Cancer Phase 1 20 9 (2-14) PR+ Cottu 2018 Metastatic (10 - 50mg BID) 15% 6-month PFS Onapristone XR 8% ORR Ovarian Cancer Phase 1 13 4 (2-10) PR+ Cottu 2018 Metastatic (10 - 50mg BID) 31% 6-month PFS * = immature data 35 Nasdaq: CNTX IR = immediate release; XR = extended releaseRationale for ONA-XR Onapristone Clinical Experience Prior Treatments Antiprogestin Stage Patients (n) Clinical Indication Biomarker Data Reference Median (Range) 56% ORR, 17.5-month DoR Onapristone IR Robertson Breast Cancer Phase 2 19 Hormone naïve 67% CBR Locally Advanced or Metastatic (100mg QD) 1999 14.0 month PFS 10% ORR Onapristone IR Breast Cancer Phase 2 101 1 (1-2) 48% CBR Jonat 2002 Metastatic (100mg QD) 4.0 month PFS Onapristone XR *57% DCR Granulosa Cell Tumor of Ovary Phase 2 14 4 (2-17) PR+ Ongoing Metastatic (50mg BID) *21% 6-month PFS ONA-XR (10-50 mg) Onapristone IR 2.8 month PFS Castrate Resistant Prostate Cancer (10 - 50mg BID) Phase 1b/2 36 2 (1-4) PR+ Jayaram 2017 Active progression on Abiraterone ±Abiraterone ONA-XR (50 mg) + Abiraterone 4.4 month PFS Onapristone XR 25% DCR Breast Cancer Phase 1 20 9 (2-14) PR+ Cottu 2018 Metastatic (10 - 50mg BID) 15% 6-month PFS Onapristone XR 8% ORR Ovarian Cancer Phase 1 13 4 (2-10) PR+ Cottu 2018 Metastatic (10 - 50mg BID) 31% 6-month PFS * = immature data 35 Nasdaq: CNTX IR = immediate release; XR = extended release

Rationale for ONA-XR Safety: ONA-XR Has Improved Tolerability Over ONA-IR ONA-XR Significantly Reduced Rate ONA-XR Has Lower Cmax and Equivalent (1) (1) of Liver Enzyme Elevations Cmin Compared to ONA-IR Jayaram 2017, Patient plasma exposures exceed cellular IC targets Study Robertson 1999 90 Cottu 2018 Drug Onapristone IR ONA-XR Dose 100 mg QD 10-50 mg BID Patients (n) 19 88 Liver Related TEAE (all grades); n (%) 12 (63.2) 9 (10.2) ALT increased 7 (36.8) 6 (6.8) Blood ALP increased IC 90 4 (21.1) 3 (3.4) Blood bilirubin increased 10 (52.6) 14 (15.9) GGT increased ALT> 3X and bilirubin 0 (0.0) 0 (0.0) >2X with ALP >2X 1 Lewis, Drug Safety, July 2020 36 Nasdaq: CNTXRationale for ONA-XR Safety: ONA-XR Has Improved Tolerability Over ONA-IR ONA-XR Significantly Reduced Rate ONA-XR Has Lower Cmax and Equivalent (1) (1) of Liver Enzyme Elevations Cmin Compared to ONA-IR Jayaram 2017, Patient plasma exposures exceed cellular IC targets Study Robertson 1999 90 Cottu 2018 Drug Onapristone IR ONA-XR Dose 100 mg QD 10-50 mg BID Patients (n) 19 88 Liver Related TEAE (all grades); n (%) 12 (63.2) 9 (10.2) ALT increased 7 (36.8) 6 (6.8) Blood ALP increased IC 90 4 (21.1) 3 (3.4) Blood bilirubin increased 10 (52.6) 14 (15.9) GGT increased ALT> 3X and bilirubin 0 (0.0) 0 (0.0) >2X with ALP >2X 1 Lewis, Drug Safety, July 2020 36 Nasdaq: CNTX

ONA-XR ONA-XR: Summary of Cumulative Serious Adverse Events* Overall 10mg BID 20mg BID 30mg BID 40mg BID 50mg BID 100mg QD (N=128) (N=16) (N=18) (N=15) (N=14) (N=47) (N=6) System Organ Class Preferred Term n (%) n (%) n (%) n (%) n (%) n (%)* n (%) Any Serious TEAE 34 (27) 7 (44) 7 (39) 6 (40) 3 (21) 9 (19) 1 (17) Ascites 2 (2) 0 0 0 1 (7) 1 (2) 0 Vomiting 2 (2) 0 1 (6) 1 (7) 0 0 0 Chest pain 2 (2) 0 1 (6) 0 1 (7) 0 0 Pneumonia 2 (2) 0 0 2 (13) 0 0 0 Femur fracture 2 (2) 0 0 1 (7) 0 1 (2) 0 Anemia 1 (1) 0 0 0 0 0 1 (17) Atrial fibrillation 1 (1) 0 0 0 0 1 (2) 0 Syncope 1 (1) 0 0 0 0 1 (2) 0 Retinal artery occlusion 1 (1) 0 1 (6) 0 0 0 0 Abdominal pain upper 1 (1) 1 (6) 0 0 0 0 0 Upper gastrointestinal hemorrhage 1 (1) 0 0 1 (7) 0 0 0 Volvulus 1 (1) 0 0 0 0 1 (2) 0 Death 1 (1) 0 0 0 0 1 (2) 0 Pyrexia 1 (1) 0 1 (6) 0 0 0 0 Portal vein thrombosis 1 (1) 1 (6) 0 0 0 0 0 Abdominal wall abscess 1 (1) 1 (6) 0 0 0 0 0 Post procedural cellulitis 1 (1) 0 0 0 1 (7) 0 0 Pyelonephritis 1 (1) 0 0 0 0 0 1 (17) Sepsis 1 (1) 0 0 0 0 1 (2) 0 Aspartate aminotransferase increased 1 (1) 1 (6) 0 0 0 0 0 Hypercalcaemia 1 (1) 0 0 0 1 (7) 0 0 Hyperkalaemia 1 (1) 0 0 0 1 (7) 0 0 Hyponatraemia 1 (1) 0 0 0 1 (7) 0 0 Hydronephrosis 1 (1) 0 0 0 0 0 1 (17) Urinary retention 1 (1) 0 0 1 (7) 0 0 0 37 Nasdaq: CNTX * As of Dec 31, 2020ONA-XR ONA-XR: Summary of Cumulative Serious Adverse Events* Overall 10mg BID 20mg BID 30mg BID 40mg BID 50mg BID 100mg QD (N=128) (N=16) (N=18) (N=15) (N=14) (N=47) (N=6) System Organ Class Preferred Term n (%) n (%) n (%) n (%) n (%) n (%)* n (%) Any Serious TEAE 34 (27) 7 (44) 7 (39) 6 (40) 3 (21) 9 (19) 1 (17) Ascites 2 (2) 0 0 0 1 (7) 1 (2) 0 Vomiting 2 (2) 0 1 (6) 1 (7) 0 0 0 Chest pain 2 (2) 0 1 (6) 0 1 (7) 0 0 Pneumonia 2 (2) 0 0 2 (13) 0 0 0 Femur fracture 2 (2) 0 0 1 (7) 0 1 (2) 0 Anemia 1 (1) 0 0 0 0 0 1 (17) Atrial fibrillation 1 (1) 0 0 0 0 1 (2) 0 Syncope 1 (1) 0 0 0 0 1 (2) 0 Retinal artery occlusion 1 (1) 0 1 (6) 0 0 0 0 Abdominal pain upper 1 (1) 1 (6) 0 0 0 0 0 Upper gastrointestinal hemorrhage 1 (1) 0 0 1 (7) 0 0 0 Volvulus 1 (1) 0 0 0 0 1 (2) 0 Death 1 (1) 0 0 0 0 1 (2) 0 Pyrexia 1 (1) 0 1 (6) 0 0 0 0 Portal vein thrombosis 1 (1) 1 (6) 0 0 0 0 0 Abdominal wall abscess 1 (1) 1 (6) 0 0 0 0 0 Post procedural cellulitis 1 (1) 0 0 0 1 (7) 0 0 Pyelonephritis 1 (1) 0 0 0 0 0 1 (17) Sepsis 1 (1) 0 0 0 0 1 (2) 0 Aspartate aminotransferase increased 1 (1) 1 (6) 0 0 0 0 0 Hypercalcaemia 1 (1) 0 0 0 1 (7) 0 0 Hyperkalaemia 1 (1) 0 0 0 1 (7) 0 0 Hyponatraemia 1 (1) 0 0 0 1 (7) 0 0 Hydronephrosis 1 (1) 0 0 0 0 0 1 (17) Urinary retention 1 (1) 0 0 1 (7) 0 0 0 37 Nasdaq: CNTX * As of Dec 31, 2020

Breast Cancer 1 First Line Metastatic Breast Cancer Phase 1b/2 Adaptive Trial utilizing ctDNA for Selection of Patients Who Are at High Risk of Early Relapse First Line (1L) Dose Escalation and Expansion Standard of Care Patient Enrichment via ctDNA ® Ibrance ONA-XR + (palbociclib) ® Ibrance (palbociclib) + + Letrozole Letrozole Primary Endpoint: • ORR Secondary Endpoints • PFS, Safety Exploratory Endpoints Enroll patients with Monitor ctDNA Levels rising ctDNA • ctDNA, PR-related biomarkers Potential Whitespace Opportunity Within 1L HR+,HER2- mBCa 1 NCT04872608 38 Nasdaq: CNTXBreast Cancer 1 First Line Metastatic Breast Cancer Phase 1b/2 Adaptive Trial utilizing ctDNA for Selection of Patients Who Are at High Risk of Early Relapse First Line (1L) Dose Escalation and Expansion Standard of Care Patient Enrichment via ctDNA ® Ibrance ONA-XR + (palbociclib) ® Ibrance (palbociclib) + + Letrozole Letrozole Primary Endpoint: • ORR Secondary Endpoints • PFS, Safety Exploratory Endpoints Enroll patients with Monitor ctDNA Levels rising ctDNA • ctDNA, PR-related biomarkers Potential Whitespace Opportunity Within 1L HR+,HER2- mBCa 1 NCT04872608 38 Nasdaq: CNTX

Breast Cancer 1 Second / Third Line Metastatic Breast Cancer Phase 2 Trial Evaluating Complete Hormone Blockade in Women Who Progressed on Prior Therapy in the Metastatic Setting Endpoints: • Primary: ORR Stage 1 Stage 2 • Secondary: ctDNA, PFS, safety ONA-XR ONA-XR 2L / 3L + + ER+,PR+,HER2- Fulvestrant Fulvestrant Breast Cancer Total N = 22 Total N = 18 Subgroup Analysis Documented Tumor Progression • ESR1 and PIK3CA mutations • PR-related biomarkers Intended to Establish Combination Synergy After Failure of CDK4/6 and/or PI3Kα Inhibitors 1 NCT04738292 39 Nasdaq: CNTXBreast Cancer 1 Second / Third Line Metastatic Breast Cancer Phase 2 Trial Evaluating Complete Hormone Blockade in Women Who Progressed on Prior Therapy in the Metastatic Setting Endpoints: • Primary: ORR Stage 1 Stage 2 • Secondary: ctDNA, PFS, safety ONA-XR ONA-XR 2L / 3L + + ER+,PR+,HER2- Fulvestrant Fulvestrant Breast Cancer Total N = 22 Total N = 18 Subgroup Analysis Documented Tumor Progression • ESR1 and PIK3CA mutations • PR-related biomarkers Intended to Establish Combination Synergy After Failure of CDK4/6 and/or PI3Kα Inhibitors 1 NCT04738292 39 Nasdaq: CNTX

Breast Cancer Pharmacodynamic Studies Study Target Deliverables • Target engagement 1 Radiolabeled Progesterone • Confirmation of recommended 18 ( F-FFNP PET) Uptake in Tumors phase 2 dose (RP2D) • Drug distribution 2 Window of Opportunity • On-target drug effects in primary breast cancer Studies Seek to Confirm Target Engagement and On-target Drug Effects 1 2 NCT04738292; NCT04142892 40 Nasdaq: CNTXBreast Cancer Pharmacodynamic Studies Study Target Deliverables • Target engagement 1 Radiolabeled Progesterone • Confirmation of recommended 18 ( F-FFNP PET) Uptake in Tumors phase 2 dose (RP2D) • Drug distribution 2 Window of Opportunity • On-target drug effects in primary breast cancer Studies Seek to Confirm Target Engagement and On-target Drug Effects 1 2 NCT04738292; NCT04142892 40 Nasdaq: CNTX

Corporate Onapristone Intellectual Property • Will be considered a New Chemical Entity (NCE) • Eligible for regulatory exclusivity in all territories worldwide, outside of China* • ANDA challenge would have to provide bioequivalence to ONA-XR • Issued patents in the US and Japan around extended-release formulation with expiration date in 2034 + PTE • Polymorph patent applications offer potential protection through 2034 + PTE Patent Family 1 Patent Family 2 • Issued in US, Japan, Canada • Issued in US • Pending prosecution in other major territories • Pending prosecution in other major territories • Covering methods and compositions of ONA-XR • Covering onapristone polymorphs *Tyligand Biosciences Ltd licensed China rights 41 Nasdaq: CNTXCorporate Onapristone Intellectual Property • Will be considered a New Chemical Entity (NCE) • Eligible for regulatory exclusivity in all territories worldwide, outside of China* • ANDA challenge would have to provide bioequivalence to ONA-XR • Issued patents in the US and Japan around extended-release formulation with expiration date in 2034 + PTE • Polymorph patent applications offer potential protection through 2034 + PTE Patent Family 1 Patent Family 2 • Issued in US, Japan, Canada • Issued in US • Pending prosecution in other major territories • Pending prosecution in other major territories • Covering methods and compositions of ONA-XR • Covering onapristone polymorphs *Tyligand Biosciences Ltd licensed China rights 41 Nasdaq: CNTX